Exhibit 99.1

SPX FLOW REPORTS SECOND QUARTER 2019 FINANCIAL RESULTS
Strategic Transformation to a Premier Process Solutions Enterprise on Track
Power & Energy Business Reported as Discontinued Operations

●	Reports Q2 Earnings Per Share of $1.47, Including $1.20 Per Share of Discontinued Operations

●	Q2 2019 Results Exceeded Guidance on Strong Revenue Conversion and Gross Margin Performance

●	Q2 2019 Orders in Food & Beverage and Industrial Segments Stable Sequentially

●	Updates 2019 Guidance on a Continuing Operations Basis

____________________________________________________________________________________
CHARLOTTE, NC - August 6, 2019 - SPX FLOW, Inc. (NYSE:FLOW), a leading provider of process solutions, today reported results for the quarter ended June 29, 2019. As previously announced, the company is focusing its strategy on building a premier process solutions enterprise and in conjunction, pursuing a sale of its Power and Energy business. Notably, the results for the Power and Energy business were reported as discontinued operations for all periods presented, reflecting management’s determination that it is probable the sale of this business will be completed within the next twelve months.  The continuing operations of the company were reported in two segments: Food and Beverage and Industrial, the latter of which now includes certain product lines previously reported in the former Power and Energy reportable segment that are not being offered for sale.
“During a busy second quarter our team worked diligently to improve customer fulfillment and operating performance while also executing on strategic actions. We reduced gross debt by $20 million and net leverage declined to 1.8x, a significant milestone. Additionally, we amended our credit facility, achieving modestly better pricing, increased revolver capacity and extending maturity out to 2024. I’m pleased with the progress made on many fronts and confident in our long-term plan to create value by building a premier process solutions enterprise with a strong balance sheet and customer-centered growth strategy,” said Marc Michael, President and CEO.
“On the strategic front, we have been taking deliberate steps to reduce our exposure to cyclical power and energy markets and large, project-based dry dairy applications. These verticals contributed to volatility in our historical operating performance and overshadowed the underlying profitability and quality of revenue generated in our high value product lines.”
“As we begin the second half of 2019, we are at a pivot point in this portfolio transformation. In dry dairy, the few remaining large projects in backlog are ramping down, and accordingly we completed actions late in the quarter to reduce our cost structure in that technology category. In parallel, the process to sell our Power and Energy business is moving forward with positive momentum. That business performed well in Q2, delivering double-digit operating margins with orders up sharply from Q1, driven by pipeline valve orders in North America and global aftermarket. We understand the scope of the supporting costs for the Power and Energy business and are well-prepared to reduce overhead in a timely manner upon completing the divestiture. Once complete, we intend to deploy the net proceeds from this divestiture to organic growth initiatives, further deleveraging and return to shareholders,” continued Michael.
“With an eye on the future, we have begun tailoring our organizational design to emphasize greater customer intimacy, new product development and innovative customer and market analytics. We will leverage our “Pathway to Excellence” lean program to increase the speed and efficiency of customer fulfillment with the goal of delivering a world class customer experience while improving our cost productivity by 2%-3% of revenue,” continued Michael.
“Turning to the economic environment, moderating macro-economic conditions contributed to year-over-year order declines across most of our business in the first half. Second quarter orders declined 13.9% year-over-year on an organic basis, reflecting delayed capital spending broadly across our customer base and a slowdown in short cycle activity across most of our industries. From a regional perspective, the order decline was most prominent in North America, with Asia Pacific orders also down versus the prior year.”
“On a sequential basis, orders in our Food & Beverage and Industrial segments were stable, an encouraging sign.”

“This morning we provided full year 2019 guidance on a continuing operations basis. On this basis, we are targeting revenue between $1,485 and $1,515 million, adjusted EPS* to be in the range of $1.75 to $1.95 per share, adjusted EBITDA* between $175 and $185 million and adjusted free cash flow* between $80 and $90 million. This includes approximately $6 million of annual cost associated with supporting the Power and Energy business that is held for sale. It does not include any cost or benefit from our 2%-3% cost productivity goal and does not contemplate use of divestiture proceeds.”
“In summary, 2019 represents a significant pivot point for our business as we execute our portfolio strategy, simplify our operating structure and enhance our customer focus. I want to thank our teams across the enterprise for their hard work, tireless effort and positive contributions to the quarter. We are excited about the future and remain committed to creating long-term value for our shareholders, customers and employees,” concluded Michael.
Second Quarter 2019 Consolidated Results (continuing operations unless otherwise noted)

$ millions; except per share data	Q2 2019	Q2 2018	Variance	Organic Variance
Backlog	$527.6	$656.2	(19.6)%	(18.1)%
Orders	355.6	425.8	(16.5)%	(13.9)%
Revenues	385.4	406.5	(5.2)%	(2.7)%
Operating income	29.7	32.3	(8.0)%
Margin %	7.7%	7.9%	-20bps

Income from continuing operations, net of tax	$11.4	$14.2	(19.7)%
Income from discontinued operations, net of tax (1)	51.2	8.7	488.5%
Net income attributable to SPX FLOW	62.6	22.9	173.4%

Diluted EPS from continuing operations	$0.27	$0.34	(22.1)%
Diluted EPS from discontinued operations (1)	1.20	0.20	488.5%
Diluted EPS	1.47	0.54	172.2%

Operating Cash Flow from (used in) continuing operations	$9.5	$(3.2)
Operating Cash Flow from discontinued operations	12.9	6.2
Operating Cash Flow	22.4	3.0

Free Cash Flow* - Total company	$14.0	$(4.2)
Note: The commentary below is compared to the prior year period. Organic changes exclude the effects of currency fluctuations.

•
Backlog decreased (18.1)% organically due largely to a lower level of system orders in the Food and Beverage segment, consistent with the company's strategy to methodically reduce its exposure in large, dry dairy applications and focus on growing orders in higher value, liquid processing applications.

•
Orders declined (13.9)% organically, broadly reflecting a lower level of customer capital expenditures and a slowdown in short cycle orders, particularly in North America and Asia Pacific. The majority of the decline was concentrated in Food and Beverage process systems and, to a lesser extent, Food and Beverage components and hydraulic tools in the Industrial segment.

•	Revenues declined (2.7)% organically, with organic revenue declines of (3.1)% in the Industrial segment and (2.3)% in the Food and Beverage segment.

•
Operating income was $29.7 million, or 7.7% of revenues, a decrease of $(2.6) million, or (20) points. The decline in profitability was concentrated in the Food and Beverage segment where profitability declined due to a lower level of high margin component sales and lower margin profile on system revenue as compared to the prior year, specifically related to dry dairy projects. These declines were partially offset by improved profitability in the Industrial segment.

•	Other income (expense) was $1.7 million as compared to $(0.3) million in the prior year period primarily due to a mark-to-market gain on an equity security.

•	Diluted earnings per share from continuing operations were $0.27 and included:

▪	Strategic restructuring charges of $(0.04) per share primarily related to actions taken to close a facility in South America.

•	A benefit of $0.03 per share related to a mark-to-market adjustment of an equity investment.

•	Income tax provision of $11.5 million, or an effective tax rate of 50%, reflecting losses recorded in countries where we do not recognize a tax benefit.

•	On an adjusted basis, earnings per share* were $0.39.

•
Free cash flow* generation from continuing and discontinued operations was $14.0 million and included investments of $8.4 million on capital expenditures and $2.9 million on restructuring actions in the Food and Beverage and Industrial segments

Second Quarter 2019 Results by Segment
Food and Beverage

$ millions	Q2 2019	Q2 2018	Variance	Organic Variance
Backlog	$270.7	$382.9	(29.3)%	(27.9)%
Orders	153.8	199.3	(22.8)%	(20.6)%
Revenues	178.6	187.6	(4.8)%	(2.3)%
Income	14.0	20.0	(30.0)%
As a percent of revenues	7.8%	10.7%	-290bps
Note: The commentary below is compared to the prior year period. Organic changes exclude the effects of currency fluctuations.

•
Backlog decreased (27.9)% organically due largely to the execution of projects in backlog combined with a lower level of system orders, consistent with the company's strategy to methodically reduce its exposure in large, dry dairy applications and focus on growing orders in higher value, liquid processing applications. To a lesser extent, the backlog for components also declined.

•
Orders declined (20.6)% organically, broadly reflecting customer delays on capital investments for process systems, particularly in Asia Pacific and a slowdown in short cycle component orders in North America due in large part to food and beverage producers' uncertainty regarding the impact of tariffs.

•
Revenues declined (2.3)% organically, due to a decline in component sales in North America and a lower level of revenue contribution from large dry dairy systems, consistent with the company’s strategy. Aftermarket sales were up modestly.

•
Segment income declined $(6.0) million and margins contracted (290) points. The decline in profitability reflects a lower margin mix of system revenue and organic volume declines in high value component sales.

Industrial

$ millions	Q2 2019	Q2 2018	Variance	Organic Variance
Backlog	$256.9	$273.3	(6.0)%	(4.4)%
Orders	201.8	226.5	(10.9)%	(8.0)%
Revenues	206.8	218.9	(5.5)%	(3.1)%
Income	30.7	28.5	7.7%
As a percent of revenues	14.8%	13.0%	180bps
Note: The commentary below is compared to the prior year period. Organic changes exclude the effects of currency fluctuations.

•	Backlog decreased (4.4)% organically reflecting a lower level of small-to-medium sized capital orders over the past year and softness in short cycle industrial demand through the first half of 2019.

•
Orders declined (8.0)% organically with broad-based declines across the majority of the industrial product lines, most notably in hydraulic tools and heat exchangers. These declines were partially offset by high-single digit growth in mixer orders.

•
Revenues declined (3.1)% organically due to a lower level of capital projects and a decline in shipments of dehydration equipment. These declines were partially offset by organic growth in heat exchangers and mixers.

•	Segment income increased $2.2 million and margins expanded 180 points on a more favorable revenue mix, net benefits from cost/price and improved operational execution.

OTHER ITEMS
Form 10-Q: The company expects to file its quarterly report on Form 10-Q for the quarter ended June 29, 2019 with the Securities and Exchange Commission on August 7, 2019. This news release should be read in conjunction with that filing, which will be available on the company’s website at www.spxflow.com, in the Investor Relations section.
Discontinued Operations: On May 2, 2019, the company announced that its Board of Directors initiated a process to divest a substantial portion of the company's Power and Energy segment. The results for the Power and Energy business were reported as discontinued operations for all periods presented, reflecting management’s determination that it is probable the sale of this business will be completed within the next twelve months.  The continuing operations of the company were reported in two segments:  Food and Beverage and Industrial, the latter of which now includes certain product lines previously reported in the former Power and Energy reportable segment that are not being offered for sale.
Debt Repayment: During the quarter, the company made a voluntary prepayment of $20.0 million on its term loan.
Senior Credit Facilities: On June 27, 2019 the company, in conjunction with its lenders, amended and restated its senior credit facilities. More details can be found within a form 8-K, filed on July 1, 2019 with the Securities and Exchange Commission which is available on the company's website at www.spxflow.com.
About SPX FLOW, Inc.: Based in Charlotte, North Carolina, SPX FLOW, Inc. (NYSE: FLOW) innovates with customers to help feed and enhance the world by designing, delivering and servicing high value process solutions at the heart of growing and sustaining our diverse communities. The company's product offering is concentrated in process technologies that perform mixing, blending, fluid handling, separation, thermal heat transfer and other activities that are integral to processes performed across a wide variety of sanitary and industrial markets. SPX FLOW has approximately $1.5 billion in annual revenues with operations in more than 30 countries and sales in more than 150 countries. To learn more about SPX FLOW, please visit www.spxflow.com.
*Non-GAAP measure. See attached schedules for reconciliation from most comparable GAAP measure. Management believes these Non-GAAP metrics are commonly used financial measures for investors to evaluate our operating performance for the periods presented, and when read in conjunction with our condensed consolidated financial statements, present a useful tool to evaluate continuing operations and provide investors with metrics they can use to evaluate our management of the business from period to period. In addition, these are some of the factors we use in internal evaluations of the overall performance of our business.

Management acknowledges that there are many items that impact a company’s reported results and the adjustments reflected in these Non-GAAP measures are not intended to present all items that may have impacted these results. In addition, these Non-GAAP measures are not necessarily comparable to similarly-titled measures used by other companies.
(1) During the three months ended June 29, 2019, we recorded an income tax benefit of $37.8 on $12.9 of pre-tax income from discontinued operations, resulting in an effective tax rate of (293.0)%. This compares to an income tax provision for the three months ended June 30, 2018 of $3.7 on $12.4 of pre-tax income from discontinued operations, resulting in an effective tax rate of 29.8%. The effective tax rate for the second quarter of 2019 was impacted by a benefit of $40.6 resulting from basis differences that will be realized through the disposition of the held-for-sale assets.
During the six months ended June 29, 2019, we recorded an income tax benefit of $37.8 on $17.8 of pre-tax income from discontinued operations, resulting in an effective tax rate of (212.4)%. This compares to an income tax provision for the six months ended June 30, 2018 of $7.5 on $19.8 of pre-tax income from discontinued operations, resulting in an effective tax rate of 37.9%. The effective tax rate for the first six months of 2019 was impacted by a benefit of $40.6 resulting from basis differences that will be realized through the disposition of the held-for-sale assets. The effective tax rate for the first six months of 2018 was impacted by an expense of $1.1 resulting from an adjustment to the valuation allowance on certain deferred tax assets for which no benefit is expected to be recognized.
Note: Net leverage is as defined by the company’s credit facility.
Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. Please read these results in conjunction with the company’s documents filed with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2018. These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements. Actual results may differ materially from these statements. The words “expect,” “anticipate,” “plan,” “target,” “project,” “believe” and similar expressions identify forward-looking statements. Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. These statements are only predictions. Actual events or results may differ materially because of market conditions or other factors, and forward-looking statements should not be relied upon as a prediction of actual results. All the forward-looking statements in this press release are qualified in their entirety by reference to the factors discussed under the heading “Risk Factors” in the 2018 Form 10-K and in any other documents filed by the company with the Securities and Exchange Commission that describe risks and factors that could cause results to differ materially from those projected in these forward-looking statements. These risk factors may not be exhaustive. Further, the company operates in a continually changing business environment and cannot predict new risk factors that may arise as a result of these changes. In addition, estimates of future operating results are based on the company’s current complement of continuing operations, which is subject to change, and the company cannot assure that the portion of the former Power and Energy reportable segment being held for sale will be sold in the anticipated time period, or at all, and the terms of any such sale if it is completed. Statements in this press release speak only as of the date of this press release, and SPX FLOW disclaims any responsibility to update or revise such statements.

Investor Contact:
Stewart Honeycutt
Director, FP&A and Investor Relations
704-752-4472
investor@spxflow.com

SPX FLOW, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in millions, except per share amounts)

	Three months ended		Six months ended
	June 29, 2019	June 30, 2018	June 29, 2019	June 30, 2018
Revenues	$385.4	$406.5	$758.8	$775.4
Cost of products sold	254.8	270.7	504.8	521.2
Gross profit	130.6	135.8	254.0	254.2
Selling, general and administrative	96.2	98.3	183.7	192.8
Intangible amortization	2.8	3.3	5.7	6.7
Restructuring and other related charges	1.9	1.9	6.9	2.7
Operating income	29.7	32.3	57.7	52.0

Other income (expense), net	1.7	(0.3)	7.2	(2.1)
Interest expense, net	(8.4)	(9.1)	(16.0)	(18.3)
Income from continuing operations before income taxes	23.0	22.9	48.9	31.6
Income tax provision	(11.5)	(8.2)	(22.2)	(5.2)
Income from continuing operations	11.5	14.7	26.7	26.4
Income from discontinued operations, net of tax	50.7	8.7	55.6	12.3
Net income	62.2	23.4	82.3	38.7
Less: Net income (loss) attributable to noncontrolling interests	(0.4)	0.5	0.2	0.3
Net income attributable to SPX FLOW, Inc.	$62.6	$22.9	$82.1	$38.4

Amounts attributable to SPX FLOW, Inc. common shareholders:
Income from continuing operations, net of tax	$11.4	$14.2	$26.3	$25.8
Income from discontinued operations, net of tax	51.2	8.7	55.8	12.6
Net income attributable to SPX FLOW, Inc.	$62.6	$22.9	$82.1	$38.4

Basic income per share of common stock:
Income per share from continuing operations	$0.27	$0.34	$0.62	$0.61
Income per share from discontinued operations	1.21	0.20	1.32	0.30
Net income per share attributable to SPX FLOW, Inc.	$1.48	$0.54	$1.94	$0.91
Diluted income per share of common stock:
Income per share from continuing operations	$0.27	$0.34	$0.62	$0.61
Income per share from discontinued operations	1.20	0.20	1.31	0.29
Net income per share attributable to SPX FLOW, Inc.	$1.47	$0.54	$1.93	$0.90

Weighted average number of common shares outstanding - basic	42.368	42.146	42.410	42.072
Weighted average number of common shares outstanding - diluted	42.617	42.616	42.597	42.559

SPX FLOW, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions)

	June 29, 2019	December 31, 2018
ASSETS
Current assets:
Cash and equivalents	$186.7	$197.0
Accounts receivable, net	258.4	278.4
Contract assets	30.1	33.8
Inventories, net	233.3	220.5
Other current assets	21.3	33.3
Assets of discontinued operations - current	664.0	244.4
Total current assets	1,393.8	1,007.4
Property, plant and equipment:
Land	23.7	23.9
Buildings and leasehold improvements	170.7	175.5
Machinery and equipment	342.8	336.8
	537.2	536.2
Accumulated depreciation	(292.6)	(284.9)
Property, plant and equipment, net	244.6	251.3
Goodwill	549.6	550.4
Intangibles, net	213.5	219.2
Other assets	172.7	111.1
Assets of discontinued operations - long-term	—	412.4
TOTAL ASSETS	$2,574.2	$2,551.8

LIABILITIES, MEZZANINE EQUITY AND EQUITY
Current liabilities:
Accounts payable	$149.3	$157.0
Contract liabilities	108.8	136.4
Accrued expenses	155.1	149.0
Income taxes payable	21.9	26.7
Short-term debt	23.5	26.0
Current maturities of long-term debt	0.1	20.8
Liabilities of discontinued operations - current	198.3	133.4
Total current liabilities	657.0	649.3
Long-term debt	708.0	718.3
Deferred and other income taxes	42.2	71.5
Other long-term liabilities	107.9	67.5
Liabilities of discontinued operations - long-term	—	60.6
Total long-term liabilities	858.1	917.9
Mezzanine equity	21.0	21.5
Equity:
SPX FLOW, Inc. shareholders’ equity:
Common stock	0.4	0.4
Paid-in capital	1,669.4	1,662.6
Accumulated deficit	(192.0)	(265.6)
Accumulated other comprehensive loss	(429.9)	(430.7)
Common stock in treasury	(19.1)	(13.9)
Total SPX FLOW, Inc. shareholders' equity	1,028.8	952.8
Noncontrolling interests	9.3	10.3
Total equity	1,038.1	963.1
TOTAL LIABILITIES, MEZZANINE EQUITY AND EQUITY	$2,574.2	$2,551.8

SPX FLOW, INC. AND SUBSIDIARIES
RESULTS OF REPORTABLE SEGMENTS
(Unaudited; in millions)

	As of and for the three months ended				As of and for the six months ended
	June 29, 2019	June 30, 2018	Change	%/bps	June 29, 2019	June 30, 2018	Change	%/bps
Food and Beverage
Backlog	$270.7	$382.9	$(112.2)	(29.3)%	$270.7	$382.9	$(112.2)	(29.3)%
Orders	153.8	199.3	(45.5)	(22.8)%	306.9	370.5	(63.6)	(17.2)%
Revenues	178.6	187.6	(9.0)	(4.8)%	351.1	354.1	(3.0)	(0.8)%
Gross profit	54.4	59.1	(4.7)		106.0	114.0	(8.0)
as a percent of revenues	30.5%	31.5%		(100)bps	30.2%	32.2%		(200)bps
Selling, general and administrative expense	38.9	37.2	1.7		70.5	72.3	(1.8)
as a percent of revenues	21.8%	19.8%		200bps	20.1%	20.4%		(30)bps
Intangible amortization expense	1.5	1.9	(0.4)		3.0	3.8	(0.8)
Income	$14.0	$20.0	$(6.0)	(30.0)%	$32.5	$37.9	$(5.4)	(14.2)%
as a percent of revenues	7.8%	10.7%		(290)bps	9.3%	10.7%		(140)bps

Industrial
Backlog	$256.9	$273.3	$(16.4)	(6.0)%	$256.9	$273.3	$(16.4)	(6.0)%
Orders	201.8	226.5	(24.7)	(10.9)%	406.4	438.2	(31.8)	(7.3)%
Revenues	206.8	218.9	(12.1)	(5.5)%	407.7	421.3	(13.6)	(3.2)%
Gross profit	76.2	76.7	(0.5)		148.0	140.2	7.8
as a percent of revenues	36.8%	35.0%		180bps	36.3%	33.3%		300bps
Selling, general and administrative expense	44.2	46.8	(2.6)		86.1	89.8	(3.7)
as a percent of revenue	21.4%	21.4%		0bps	21.1%	21.3%		(20)bps
Intangible amortization expense	1.3	1.4	(0.1)		2.7	2.9	(0.2)
Income	$30.7	$28.5	$2.2	7.7%	$59.2	$47.5	$11.7	24.6%
as a percent of revenues	14.8%	13.0%		180bps	14.5%	11.3%		320bps

Consolidated Backlog	$527.6	$656.2	$(128.6)	(19.6)%	$527.6	$656.2	$(128.6)	(19.6)%
Consolidated Orders	355.6	425.8	(70.2)	(16.5)%	713.3	808.7	(95.4)	(11.8)%
Consolidated Revenues	385.4	406.5	(21.1)	(5.2)%	758.8	775.4	(16.6)	(2.1)%
Consolidated Segment Income	44.7	48.5	(3.8)	(7.8)%	91.7	85.4	6.3	7.4%
as a percent of revenues	11.6%	11.9%		(30)bps	12.1%	11.0%		110bps

Total income for reportable segments	$44.7	$48.5	$(3.8)		$91.7	$85.4	$6.3
Corporate expense	12.9	14.0	(1.1)		26.7	30.1	(3.4)
Pension and postretirement service costs	0.2	0.3	(0.1)		0.4	0.6	(0.2)
Restructuring and other related charges	1.9	1.9	—		6.9	2.7	4.2
Consolidated Operating Income	$29.7	$32.3	$(2.6)	(8.0)%	$57.7	$52.0	$5.7	11.0%
as a percent of revenues	7.7%	7.9%		(20)bps	7.6%	6.7%		90bps

SPX FLOW, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Three months ended		Six months ended
	June 29, 2019	June 30, 2018	June 29, 2019	June 30, 2018
Cash flows from operating activities:
Net income	$62.2	$23.4	$82.3	$38.7
Less: Income from discontinued operations, net of tax	50.7	8.7	55.6	12.3
Income from continuing operations	11.5	14.7	26.7	26.4
Adjustments to reconcile income from continuing operations to net cash from operating activities:
Restructuring and other related charges	1.9	1.9	6.9	2.7
Deferred income taxes	3.2	(1.5)	8.5	1.6
Depreciation and amortization	9.8	10.6	19.4	21.3
Stock-based compensation	3.3	3.5	6.2	8.3
Pension and other employee benefits	0.6	1.2	1.0	3.7
Loss (gain) on asset sales and other, net	(0.3)	0.1	(0.2)	0.1
Gain on change in fair value of investment in equity security	(1.6)	—	(7.8)	—
Changes in operating assets and liabilities, net of effects from discontinued operations:
Accounts receivable and other assets	30.2	(12.5)	45.1	(13.7)
Contract assets and liabilities, net	(20.1)	(15.2)	(24.0)	(0.9)
Inventories	(2.6)	(16.0)	(12.2)	(34.2)
Accounts payable, accrued expenses and other	(23.5)	15.1	(45.9)	(17.7)
Cash spending on restructuring actions	(2.9)	(5.1)	(3.3)	(8.5)
Net cash from (used in) continuing operations	9.5	(3.2)	20.4	(10.9)
Net cash from discontinued operations	12.9	6.2	23.8	29.5
Net cash from operating activities	22.4	3.0	44.2	18.6
Cash flows used in investing activities:
Proceeds from asset sales and other, net	0.7	—	0.7	—
Capital expenditures	(7.2)	(5.9)	(12.5)	(8.3)
Net cash used in continuing operations	(6.5)	(5.9)	(11.8)	(8.3)
Net cash used in discontinued operations	(1.2)	(1.3)	(2.8)	(4.1)
Net cash used in investing activities	(7.7)	(7.2)	(14.6)	(12.4)
Cash flows used in financing activities:
Borrowings under amended and restated senior credit facilities	122.0	—	122.0	—
Repayments of amended and restated senior credit facilities	(7.0)	—	(7.0)	—
Borrowings under former senior credit facilities	11.0	36.3	33.0	55.8
Repayments of former senior credit facilities	(146.0)	(61.3)	(173.0)	(115.8)
Borrowings under former trade receivables financing arrangement	12.0	37.5	54.0	65.5
Repayments of former trade receivables financing arrangement	(12.0)	(39.5)	(54.0)	(62.5)
Borrowings under other financing arrangements	0.6	3.7	0.6	3.7
Repayments of other financing arrangements	(1.2)	(0.6)	(3.2)	(3.6)
Financing fees paid	(2.7)	—	(2.7)	—
Minimum withholdings paid on behalf of employees for net share settlements, net	(0.1)	(0.4)	(5.2)	(4.4)
Dividends paid to noncontrolling interests in subsidiary	(1.0)	(1.2)	(1.0)	(2.2)
Net cash used in continuing operations	(24.4)	(25.5)	(36.5)	(63.5)
Net cash used in discontinued operations	(0.1)	(0.2)	(0.2)	(0.3)
Net cash used in financing activities	(24.5)	(25.7)	(36.7)	(63.8)
Change in cash, cash equivalents and restricted cash due to changes in foreign currency exchange rates	11.0	(9.2)	(2.8)	(1.3)
Net change in cash, cash equivalents and restricted cash	1.2	(39.1)	(9.9)	(58.9)
Consolidated cash, cash equivalents and restricted cash, beginning of period	203.2	245.1	214.3	264.9
Consolidated cash, cash equivalents and restricted cash, end of period	$204.4	$206.0	$204.4	$206.0

SPX FLOW, INC. AND SUBSIDIARIES
ORGANIC REVENUE RECONCILIATION
(Unaudited)

	Three months ended June 29, 2019
	Net Revenue Decline	Foreign Currency	Organic Revenue Decline
Food and Beverage	(4.8)%	(2.5)%	(2.3)%
Industrial	(5.5)%	(2.4)%	(3.1)%
Consolidated	(5.2)%	(2.5)%	(2.7)%

	Six months ended June 29, 2019
	Net Revenue Decline	Foreign Currency	Organic Revenue Growth
Food and Beverage	(0.8)%	(3.6)%	2.8%
Industrial	(3.2)%	(3.5)%	0.3%
Consolidated	(2.1)%	(3.5)%	1.4%

SPX FLOW, INC. AND SUBSIDIARIES
CASH, DEBT AND NET DEBT RECONCILIATION
(Unaudited; in millions)

	Six months ended
	June 29, 2019
Beginning cash, cash equivalents and restricted cash	$214.3

Net cash from operating activities	44.2
Proceeds from asset sales and other, net	0.7
Capital expenditures of continuing operations	(12.5)
Capital expenditures of discontinued operations	(2.8)
Borrowings under amended and restated senior credit facilities	122.0
Repayments of amended and restated senior credit facilities	(7.0)
Borrowings under former senior credit facilities	33.0
Repayments of former senior credit facilities	(173.0)
Borrowings under former trade receivables financing arrangement	54.0
Repayments of former trade receivables financing arrangement	(54.0)
Borrowings under other financing arrangements	0.6
Repayments of other financing arrangements	(3.2)
Financing fees paid	(2.7)
Minimum withholdings paid on behalf of employees for net share settlements, net	(5.2)
Dividends paid to noncontrolling interests in subsidiary	(1.0)
Net cash used in financing activities of discontinued operations	(0.2)
Change in cash, cash equivalents and restricted cash due to changes in foreign currency exchange rates	(2.8)

Ending cash, cash equivalents and restricted cash	$204.4

	Debt and Net Debt at
	June 29, 2019	December 31, 2018
Domestic revolving loan facility	$15.0	$—
Term loan	100.0	—
Former term loan	—	140.0
5.625% senior notes, due in August 2024	300.0	300.0
5.875% senior notes, due in August 2026	300.0	300.0
Other indebtedness - continuing operations	24.1	33.1
Other indebtedness - discontinued operations	4.2	4.2
Less: deferred financing fees	(7.5)	(8.0)
Total debt	$735.8	$769.3

Total debt	$735.8	$769.3
Less: debt under purchase card program	(22.6)	(23.0)
Less: cash and equivalents - continuing operations	(186.7)	(197.0)
Less: cash and equivalents - discontinued operations	(16.8)	(16.3)
Net debt	$509.7	$533.0

SPX FLOW, INC. AND SUBSIDIARIES
FREE CASH FLOW RECONCILIATION
(Unaudited; in millions)

	Three months ended		Six months ended
	June 29, 2019	June 30, 2018	June 29, 2019	June 30, 2018
Net cash from operating activities - continuing and discontinued operations	$22.4	$3.0	$44.2	$18.6
Capital expenditures - continuing and discontinued operations	(8.4)	(7.2)	(15.3)	(12.4)
Free cash flow from (used in) operations - continuing and discontinued operations	$14.0	$(4.2)	$28.9	$6.2

SPX FLOW, INC. AND SUBSIDIARIES
EBITDA RECONCILIATION
(Unaudited; in millions)

	Three months ended(1)		Six months ended(1)
	June 29, 2019	June 30, 2018	June 29, 2019	June 30, 2018
Net income attributable to SPX FLOW, Inc.	$62.6	$22.9	$82.1	$38.4

Income tax provision (benefit)	(26.3)	11.9	(15.6)	12.7
Interest expense, net	11.7	12.4	22.4	24.9
Depreciation and amortization	13.4	14.7	27.2	29.8
EBITDA	61.4	61.9	116.1	105.8
Charges and fees associated with strategic actions	2.4	—	3.5	—
Fair value adjustment related to an equity security	(1.6)	—	(7.8)	—
Non-cash compensation expense	3.6	4.0	6.8	11.5
Non-service pension and postretirement related costs	0.4	0.9	0.6	1.2
Interest income	1.8	1.2	3.8	3.2
Losses (gains) on asset sales and other, net	(0.3)	0.2	(0.2)	0.2
Restructuring and other related charges	1.9	1.1	6.9	3.7
Foreign exchange (gains) losses	0.4	(0.3)	1.6	4.0
Other	0.2	0.2	0.4	0.4
Bank consolidated EBITDA	$70.2	$69.2	$131.7	$130.0

(1) Includes the results of continuing operations and discontinued operations

SPX FLOW, INC. AND SUBSIDIARIES
ADJUSTED DILUTED EARNINGS PER SHARE RECONCILIATION
(Unaudited)

	Three months ended	Six months ended
	June 29, 2019	June 29, 2019
Diluted earnings per share attributable to SPX FLOW, Inc.	$1.47	$1.93
Less: Diluted earnings per share from discontinued operations	1.20	1.31
Diluted earnings per share from continuing operations	0.27	0.62
Certain restructuring and other related charges, net of tax	0.04	0.11
Charges and fees associated with strategic actions, net of tax	0.01	0.02
Fair value adjustment related to an equity security, net of tax	(0.03)	(0.13)
Discrete tax charges	0.10	0.13
Adjusted diluted earnings per share	$0.39	$0.75